UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2025

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2025, FiEE, Inc., a Delaware corporation (the “Company”), entered into (i) a Share Purchase Agreement (the “Purchase Agreement”) with Yang Zhiqin and Lin Lin, pursuant to which the Company agreed to acquire 100% of the outstanding equity interests of Houren-Geiju Kabushikikaisha, a company organized under the laws of Japan (“Houren-Geiju”), for an aggregate purchase price of $500,000 and (ii) a Technology Transfer Agreement (the “Technology Transfer Agreement”), with Lin Lin, pursuant to which the Company agreed to purchase all of the assets owned by Houren-Geiju for an aggregate purchase price of $3 million (collectively, the “Transactions”).

Houren-Geiju is a provider of digital authentication services for art collections, using artificial intelligence and blockchain technology to enable both individual and corporate clients to complete artwork authentication, certification, and display services.

The Purchase Agreement and the Technology Transfer Agreement contain customary representations, warranties and covenants of the parties. The closing of the Transactions is subject to customary closing conditions. The Purchase Agreement and the Technology Transfer Agreement also include customary indemnification provisions and termination rights.

The Transactions closed on November 30, 2025.

The foregoing descriptions of the Purchase Agreement and the Technology Transfer Agreement are not complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Technology Transfer Agreement, which are, respectively, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

In connection with the Transaction, on December 2, 2025, the Company issued a press release announcing the Transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

As previously disclosed in a Current Report on Form 8-K filed on March 25, 2025, the Company entered into a non-binding letter of intent (the “LOI”) with Hongyan Sun and Lin Lin (collectively, the “Sellers”). The LOI outlined the terms of the purchase of 100% of the equity interests of Suzhou Yixuntong Network Technology Co., Ltd. (“Target Company”) by the Company (the “Potential Transaction”). As previously disclosed in a Current Report on Form 8-K filed on July 1, 2025, the Company and the Sellers entered into an amendment to the LOI (the “Amended LOI”) to, among other things, (i) extend the date by which the Potential Transaction must be completed to March 25, 2026 and (ii) outline the terms of the transfer of certain of the Target Company’s fixed assets and intellectual property to the Company, which was completed on June 30, 2025. On November 27, 2025, the Company and the Sellers entered into a Supplementary Agreement to the LOI, pursuant to which the parties agreed that the Company would no longer purchase 100% of the equity interests of the Target Company and formally terminated the LOI and the Amended LOI in full effect.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(d)	Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of November 27, 2025, by and among FiEE, Inc., Yang Zhiqin and Lin Lin.
10.2	Technology Transfer Agreement, dated as of November 27, 2025, by and between FiEE, Inc. and Lin Lin.
99.1	Press Release of FiEE, Inc., dated December 2, 2025.
104	Cover Page Interactive Data (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: December 2, 2025	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer

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